UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 24, 2011 (August 19, 2011)

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2011, our stockholders approved an amendment and restatement of our Executive Management Incentive Compensation Plan (“EMICP”) to revise the definition of “performance goals” for purposes of Section 162(m) of the Internal Revenue Code. Our Board of Directors had previously approved the amendment and restatement of our EMCIP, subject to stockholder approval.

 Under the EMICP, participants are eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation Committee.  The performance criteria the Compensation Committee may choose from include one or more of the following:

•	cash flow (including operating cash flow or free cash flow) or cash flow margin

•	cash position

•	revenue (on an absolute basis or adjusted for currency effects)

•	gross margin

•	operating margin

•	operating expenses or operating expenses as a percentage of revenue

•	earnings (which may include, without limitation, earnings before interest and taxes, earnings before taxes and earnings before income, taxes, depreciation and amortization)

•	earnings per share

•	operating income (or operating income as a percentage of revenue)

•	net income

•	stock price

•	return on equity

•	total stockholder return

•	growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index)

•	return on capital

•	return on assets or net assets

•	return on investment

•	economic value added

•	market share

•	contract awards or backlog

•	overhead or other expense reduction

•	credit rating

•	objective customer indicators (including, without limitation, a customer satisfaction rating)

•	new product invention or innovation

•	attainment of research and development milestones

•	improvements in productivity

•	attainment of objective operating goals

•	objective employee metrics

The performance measures listed above may apply to either Microchip as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and may be measured either on an absolute basis, relative to a pre-established target, to a previous period's results, to a designated comparison group or to another performance measure in each case as specified by the Compensation Committee.  Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or may be adjusted by our Compensation Committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Principles.

Our Compensation Committee shall appropriately adjust any evaluation of performance under a performance criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in Microchip's reporting with the SEC for the applicable year, and (ii) the effect of any changes in accounting principles affecting Microchip's or a business units' reported results.

Our Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the EMICP.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of stockholders held on August 19, 2011, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his successor is duly elected and qualified.

Nominees	Votes For	Votes Withheld	Broker Non Votes
Steve Sanghi	151,585,754	2,357,159	18,544,341
Albert J. Hugo-Martinez	151,283,027	2,659,886	18,544,341
L.B. Day	151,281,032	2,661,881	18,544,341
Matthew W. Chapman	152,551,416	1,391,497	18,544,341
Wade F. Meyercord	139,991,395	13,951,518	18,544,341
In addition, the following proposals were voted on at the annual meeting:

1.	Proposal to approve an amendment and restatement of our EMICP to revise the definition of "Performance Goals" for purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non Votes
151,408,101	2,212,032	322,780	18,544,341

2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non Votes
170,946,143	1,368,598	172,513	—

3.	Proposal to approve the compensation of our named executives on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non Votes
149,776,634	3,829,871	336,408	18,544,341

4.	Proposal to approve the frequency of holding an advisory vote on compensation of our named executives on an advisory (non-binding) basis.

1 Year	2 Years	3 Years	Abstain
102,626,260	871,538	50,199,252	245,718
Based on this non-binding stockholder vote, our Board of Directors has determined to conduct a stockholder vote on executive compensation each year.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Executive Management Incentive Compensation Plan (as amended on August 19, 2011)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2011	Microchip Technology Incorporated (Registrant)

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

10.1	Executive Management Incentive Compensation Plan (as amended on August 19, 2011)